EXHIBIT 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

OF HKN, INC. (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

I, Anna M. Williams, Senior Vice President and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)                                  The Quarterly Report on Form 10-Q for the period ended September 30, 2008, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 4, 2008

/s/ Anna M. Williams
Senior Vice President and
Chief Financial Officer